Exhibit 10.54

INTELLECTUAL PROPERTY AGREEMENT

by and between

SAMSUNG ELECTRONICS CO., LTD.

and

SEAGATE TECHNOLOGY INTERNATIONAL

DATED APRIL 19, 2011

i

INTELLECTUAL PROPERTY AGREEMENT

THIS INTELLECTUAL PROPERTY AGREEMENT (this “IP Agreement”) is dated as of April 19, 2011 (the “Agreement Date”), by and between Samsung Electronics Co., Ltd., a company organized under the laws of the Republic of Korea (“Seller”), and Seagate Technology International, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Purchaser”) which is a wholly-owned subsidiary of Seagate Technology plc, a company incorporated under the laws of the Republic of Ireland (“Guarantor”). Each of Seller and Purchaser shall be a “Party”, and together the “Parties”, as the context requires.  This IP Agreement is entered into in connection with the Asset Purchase Agreement (the “APA”) of even date herewith among Guarantor, Seller, and Purchaser. This IP Agreement shall take effect as of the date of the Closing (as defined in the APA). In the event the Closing does not occur, this IP Agreement shall not take effect, and neither Party shall have any rights or obligations hereunder.

W I T N E S S E T H:

WHEREAS, in connection with the APA, Seller will transfer to Purchaser certain Transferred IP and Transferred Technology;

WHEREAS, pursuant to this IP Agreement, Seller will license to Purchaser certain other of Seller’s Intellectual Property rights other than Patents and Trademarks;

WHEREAS, pursuant to this IP Agreement, Purchaser will license back to Seller certain of the Transferred IP (other than Patents and Trademarks) and Transferred Technology transferred to Purchaser pursuant to the APA;

WHEREAS, the Parties are entering into a Patent Cross License (as defined below); and

WHEREAS, the Parties wish to address certain other matters related to Technology and Intellectual Property rights (other than Patents and Trademarks).

NOW, THEREFORE, in consideration of the mutual premises recited in this IP Agreement as well as the associated payments and other consideration recited in the APA, the Parties agree as follows, to become effective only upon the Closing (as defined hereinafter):

ARTICLE I.

DEFINITIONS

1.1                          Definitions. As used in this IP Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized term not defined herein, are as defined in the APA:

(a)                         “Affiliate” has the meaning set forth in the APA.

(b)                        “Business” has the meaning set forth in the APA.

(c)                         “Business Products” has the meaning set forth in the APA.

(d)                             “Change of Control” means a transaction or a series of related transactions in which ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting stock or other equity interest of an entity or individual or to one or more related entities or individuals who did not previously own at least a fifty percent (50%) interest in such entity.  Notwithstanding the foregoing, a “Change of Control” shall not include, and the following shall not be considered a restricted transfer or assignment of this IP Agreement: any public offering of such entity’s capital stock pursuant to a registration statement filed with the Securities and Exchanges Commission, a reincorporation or re-domicile of an entity, or a change in corporate form from a public to a private company (including through the acquisition of an entity by management or financial investors).

(e)                              “Closing” has the meaning set forth in the APA.

(f)                                “Closing Date” has the meaning set forth in the APA.

(g)                             “Components” has the meaning set forth in the APA.

(h)                             “Confidential Information” has the meaning set forth in the APA. For the avoidance of doubt, the Transferred Copyable Technology (as such term is defined in the APA) shall, prior to the Closing Date, be the Confidential Information of Seller and following the Closing Date be the Confidential Information of both Seller and Purchaser.

(i)                                 “Copyrights” has the meaning set forth in the APA.

(j)                                 “Custom Components” has the meaning set forth in the APA.

(k)                              “Derivative Work(s)” means any work of authorship, or other subject matter that is protected by Copyright, that is based, in whole or in part, upon one or more pre-existing works, such as a revision, modification, translation, abridgment, condensation, expansion or any other form in which such pre-existing works may be recast, transformed or adapted and which, if prepared without authorization of the owner of the Copyright in such pre-existing work, would constitute a Copyright infringement absent a license. For purposes of this IP Agreement, a Derivative Work shall also include any compilation that incorporates such a pre-existing work.

(l)                                 “Excluded Patents” has the meaning set forth in the APA.

(m)                           “HDD” has the meaning set forth in the APA.

(n)                             “Licensed Back Other IP” means all of the Transferred Other IP to the extent embodied in, or practiced by, or disclosed by the Retained Technology (including any of the Transferred Copyable Technology not used exclusively in the Business) being used in the business of Seller or its Affiliates, other than in the Business, as of the Closing.

(o)                             “Licensed Other IP” means any Other IP owned by Seller or any Seller Subsidiary, other than the Transferred Other IP, that is embodied in, practiced by, or disclosed by, the Transferred Technology, as of the Closing, as the case may be.

(p)                             “Mask Work” means a semiconductor mask work and the files (including GDSII files) needed to generate such mask work.

(q)                             “Other IP” has the meaning set forth in the APA.

(r)                                “Patents” has the meaning set forth in the APA.

(s)                              “Patent Cross License” means the Patent Cross License between the Parties as amended by the First Amendment thereto of even date herewith.

(t)                                “Person” has the meaning set forth in the APA.

(u)                             “Product Software” has the meaning set forth in the APA.

(v)                             “Re-Purchased Patent” has the meaning set forth in Section 4.2(a).

(w)                           “Retained Technology” has the meaning set forth in the APA.

(x)                               “Seller’s Component Business” has the meaning set forth in the APA.

(y)                             “Software” has the meaning set forth in the APA.

(z)                               “Supply Agreement” has the meaning set forth in the APA.

(aa)                        “Technology” has the meaning set forth in the APA.

(bb)                      “Third Party IP” means all Other IP (other than any Licensed Other IP or Transferred Other IP) identified by Seller in Schedule 3 hereto, and licensed by third parties to Seller or its Affiliates (i) that, as of the Closing Date, is sublicensable without payment of a royalty or other consideration by the Seller or the Seller Subsidiaries (other than a royalty due to an employee inventor under applicable law or similar royalty) and (ii) which, if such Intellectual Property would have been owned by Seller, would have been considered Licensed Other IP hereunder.  For the avoidance of any doubt, Third Party IP does not include any Patents or other Intellectual Property licensed by third parties in connection with any corporate-level cross-licenses.

(cc)                        “Trade Secrets”  has the meaning set forth in the APA.

(dd)                      “Trademarks” has the meaning set forth in the APA.

(ee)                        “Transferred Copyable Technology” has the meaning set forth in the APA.

(ff)                            “Transferred IP” has the meaning set forth in the APA.

(gg)                      “Transferred Other IP” has the meaning set forth in the APA.

(hh)                      “Transferred Patents” has the meaning set forth in the APA.

(ii)                              “Transferred Technology” has the meaning set forth in the APA.

(jj)                              “Transferred Trademarks” has the meaning set forth in the APA.

1.2                          Construction. In this IP Agreement:

(a)                              All references to “Articles”, “Sections”, “Subsections”, “Paragraphs” and “Exhibits” refer to the articles, sections, subsections, paragraphs and exhibits of this IP Agreement.

(b)                             Neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.

(c)                              The words “hereof,” “herein” and “hereunder” and other words of similar import refer to this IP Agreement as a whole, as the same may be amended or supplemented, and not to any subdivision contained in this IP Agreement.

(d)                             The word “including” when used herein is not intended to be exclusive and means “including, without limitation.”

ARTICLE II.

LICENSES TO PURCHASER

2.1                          Other IP License. Seller, for itself and on behalf of its Affiliates, hereby grants to Purchaser and its Affiliates, a worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, transferable (as provided in Section 2.4 below), sublicenseable (as provided in Section 2.4(a) below), license under all of the Licensed Other IP to use, copy, distribute, perform, display and otherwise exploit in any manner the Transferred Technology in any manner in connection with the operation of Purchaser’s and its Affiliate’s HDD businesses, subject to the restrictions with respect to Confidential Information set forth in Section 6.5 below. For the avoidance of any doubt, the license granted in this Section 2.1 does not include a license, whether express or implied, to any Patents.

2.2                          Sublicense to Third Party Intellectual Property. Seller, for itself and on behalf of its Affiliates, hereby grants to Purchaser, only to the extent they are legally or contractually permitted, a sublicense under any Third Party IP of the scope set forth in Section 2.1, above provided that if Seller is not permitted to grant a license of such scope, then such license is of the maximum scope permitted under Seller’s license from such third party. Seller shall not be required to grant the foregoing sublicense with respect to any Third Party IP that requires as a condition of the grant of such sublicense payment of a royalty or other consideration to such third party (except solely for a royalty due to an employee inventor under applicable law or similar royalty).  In addition, any sublicenses granted to Purchaser under this Section 2.2 shall be subject to any pass-through restrictions or conditions as may be contractually or legally required by the licensor of such Third Party IP, including without limitation, any reporting obligations, audit rights, patent marking requirements, limitations on license scope and restrictions on sublicensing or right to have any right exercised by a third party, and any confidentiality restrictions, restrictions on the form of disclosure to third parties and other restrictions as and to the extent set forth on Schedule 1. Seller shall be under no obligation whatsoever to obtain any rights under any Third Party IP on behalf of Purchaser. For the avoidance of any doubt, the license granted in this Section 2.2 does not include a license, whether express or implied, to any Patents.

2.3                          License to Custom Components. For clarification, to the extent applicable and without limiting the license granted in Section 2.1 above, the Licensed Other IP licensed to

Purchaser under Section 2.1 above shall include the Licensed Other IP with respect to Custom Components that are not supplied to Purchaser by Seller or a third party.

2.4                          Sublicensing and Transfer Rights.

(a)                              Purchaser may sublicense in whole or in part the licenses granted to it under the Licensed Other IP in Section 2.1 above provided that (i) such sublicenses may not be of greater scope than, and are subject to the same limitations and restrictions as, the license granted to Purchaser with respect to such Licensed Other IP in Section 2.1, and (ii) such sublicense under the Licensed Other IP may only be granted in connection with Purchaser sublicensing the Transferred Technology along with a license to owned, pre-existing or independently developed Technology of Purchaser and the other Other IP of Purchaser embodied in such owned, pre-existing or independently developed Technology of Purchaser. In addition to the foregoing, Purchaser’s right to sublicense the Licensed Other IP identified in Schedule 1 shall be expressly limited to the extent set forth on Schedule 1, including, without limitation, any confidentiality restrictions, restrictions on the form of disclosure to third parties and other restrictions as and to the extent set forth thereon.

(b)                             Without limiting Section 2.4(a) above, the licenses granted to Purchaser in this ARTICLE II may not be assigned or transferred except in connection with a Change of Control of Purchaser or the transfer or sale of any business unit, Subsidiary or division (by means of a reorganization, asset sale, stock sale, merger or otherwise) of Purchaser to which such licenses relate.  In addition to the foregoing, Purchaser’s right to assign or transfer the licenses granted to Purchaser in this ARTICLE II shall be expressly limited to the extent set forth on Schedule 1, including, without limitation, any limitations on assignment or transfer, confidentiality restrictions, restrictions on the form of disclosure to third parties and other restrictions as and to the extent set forth thereon.

2.5                          No Warranties. All rights and licenses granted to Purchaser hereunder are granted “AS IS” and without any representation or warranty of any kind except as set expressly forth in the APA.

ARTICLE III.

LICENSES BACK TO SELLER

3.1                          Other IP License. Subject to Section 5.13 of the APA (Non-Competition), Purchaser, for itself and on behalf of its Affiliates, hereby grants to Seller and its Affiliates a worldwide, perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, transferable (as provided in Section 3.3 below), sublicensable (as provided in Section 3.3 below), license under all of the Licensed Back Other IP to use, copy, distribute, perform, display and otherwise exploit in any manner the Retained Technology in any manner in connection with the operation of Seller’s and its Affiliates’ business, subject only to the restrictions with respect to Confidential Information set forth in Section 6.5 below and provided that, for the period set forth in Section 5.13 of the APA (Non-Competition), the scope of such license does not include designing and manufacturing (or having manufactured) HDDs. For the avoidance of any doubt, (i) the license granted in this Section 3.1 does not include a license, whether express or implied, to any Patents and (ii) the restrictions on the license granted to Purchaser set forth in the first sentence of this Section 3.1 shall lapse upon expiry of the period set forth in Section 5.13 of the APA (Non-Competition).

3.2                          [Intentionally Omitted]

3.3                          Sublicensing and Transfer Rights.

(a)                              Subject to Section 5.13 of the APA (Non-Competition), Seller may sublicense in whole or in part the licenses granted to it under the Licensed Back Other IP in Section 3.1 above provided that such sublicenses may not be of greater scope, and are subject to the same limitations and restrictions as, than the license granted to Seller with respect to such Licensed Back Other IP in Section 3.1. For the avoidance of any doubt, the restrictions on the license granted to Purchaser set forth in the first sentence of this Section 3.1 shall lapse upon expiry of the period set forth in Section 5.13 of the APA (Non-Competition).

(b)                             Without limiting Section 3.3(a), the licenses granted to Seller in this ARTICLE III may not be assigned or transferred except in connection with a Change of Control of Seller or the transfer or sale of any business unit, Subsidiary or division (by means of a reorganization, asset sale, stock sale, merger or otherwise) of Seller to which such licenses relate.

3.4                          No Warranties. All rights and licenses granted to Seller hereunder are granted “AS IS” and without any representation or warranty of any kind under this IP Agreement or otherwise.

ARTICLE IV.

RE-ACQUISITION OF CERTAIN PATENTS

4.1                          Right to Re-Purchase Patents. If, prior to the fourth (4th) anniversary of the Closing Date, any claim, demand, suit, action or proceeding for Patent infringement is brought against Seller or its Affiliates (“Patent Action”), and Seller reasonably believes that it would be of benefit in that Patent Action to assert a Transferred Patent, Seller shall have the right, in accordance with the terms set forth in this ARTICLE IV, to re-purchase up to ten (10) of the Transferred Patents upon payment to Buyer of $100,000 per Patent (the “Re-Purchase Amount”). For the avoidance of doubt, Seller may exercise the rights in this Section 4.1 any number of times up to the maximum number of re-purchasable Transferred Patents.

4.2                          Procedure.

(a)                              If to the extent provided in Section 4.1, Seller wishes to re-acquire a Transferred Patent, it shall provide Purchaser with written notice thereof specifying the Patent or Patents it wishes to re-acquire.

(b)                             Subject to Seller’s compliance with the terms hereof and the execution of a patent assignment agreement substantially in the form attached hereto as Schedule 2, Purchaser shall, upon receipt of the Re-Purchase Amount for each Patent, re-assign such Patent or Patents (each a “Re-Purchased Patent”) to Seller.

(c)                              The re-assignment of any Re-Purchased Patent shall be subject to Purchaser retaining a license to such Patent in accordance with the Patent Cross License, and such Patent shall be deemed a licensed Patent under the Patent Cross License.

(d)                             Purchaser agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and other instruments of assignment, transfer, conveyance and recordal in connection therewith, as may be reasonably necessary to perfect such right, title, and interest in Seller.

4.3                        Non-Use. If Seller does not assert any Re-Purchased Patent in the Patent Action against a third party in accordance with Section 4.1 above within one (1) year of receiving title to such Patent, at Purchaser’s sole option it shall re-assign such Patent to Purchaser upon the execution of a patent assignment agreement substantially in the form attached hereto as Schedule 2 and receipt of a payment of $100,000 from Purchaser. For the avoidance of doubt, any such reassigned Patent shall be deemed licensed to Seller under the Patent Cross License. In the event that Seller re-assigns a Re-Purchased Patent to Purchaser pursuant to this Section 4.3, such Patent shall no longer be a Re-Purchased Patent for the purposes hereof and Seller shall have the right to re-purchase another Patent in its place.

4.4                        No Obligation. Neither Party shall be required under this IP Agreement to maintain any Patents in force.  Nothing set forth herein shall restrict either Party from transferring, assigning or licensing any Patent owned by it as a result of this IP Agreement or otherwise; provided that Purchaser may not grant a license under any Transferred Patents to any party knowingly and for the purpose of derogating Seller’s rights under this ARTICLE IV.

4.5                        Right to Acquire Excluded Patents. Seller shall notify Purchaser if Seller or a Seller Subsidiary intends to abandon any Excluded Patent prior to the fourth anniversary of the Closing Date.  Upon Purchaser’s request, Seller shall transfer and sell such Excluded Patent and all rights thereto or therein to Purchaser in return for a payment of $100.00, subject to Seller retaining a license to such Excluded Patent as set forth in ARTICLE III. For the avoidance of doubt, any such reassigned Patent shall be deemed licensed to Seller under the Patent Cross License.

ARTICLE V.

TERMINATION

5.1                        Licenses Irrevocable. Each Party acknowledges and agrees that the licenses granted under this IP Agreement, except where specified otherwise, are perpetual and irrevocable, and that its remedy for breach by the other Party of the licenses granted to it hereunder or of any other provision hereof, shall be to bring a claim to recover damages and to seek appropriate equitable relief, other than termination of the licenses granted by it in this IP Agreement.

5.2                        Copyrights. All licenses granted herein with respect to each Copyright shall expire upon the expiration of the term of such Copyright.

ARTICLE VI.

MISCELLANEOUS

6.1                        No Implied Licenses. No right or license is granted by implication or estoppel in connection with this IP Agreement, the APA or any other Transaction Document. Except as expressly provided in this IP Agreement, the APA, or any other Transaction Agreement, no rights are granted to a Party with respect to any improvements or Derivative Works made by the other Party after Closing.

6.2                        Binding on Successors and Assigns. This IP Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and on the successors and assigns of any Patent that is the subject of a license or obligation to transfer granted to a Party under this IP Agreement.

6.3                        Governing Law.

(a)                             This IP Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)                             All disputes, controversies or claims arising out of or in connection with this IP Agreement or the transactions contemplated hereby shall be heard and determined exclusively by the Court of Chancery of the State of Delaware, or if that court lacks jurisdiction, a state or federal court sitting in the State of Delaware. Each Party:

(i)                                               expressly and irrevocably consents and submits to the jurisdiction of the Court of Chancery of the State of Delaware, or if that court lacks jurisdiction, a state or federal court sitting in the State of Delaware (and each appellate court located in the State of Delaware), in connection with any legal proceeding relating to any disputes, controversies or claims arising out of or in connection with this IP Agreement or the transactions contemplated hereby;

(ii)                                            agrees that service of any process, summons, notice or document by registered or certified mail addressed to it at the address set forth in Section 6.7 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii)                                         agrees that the Court of Chancery of the State of Delaware, or if that court lacks jurisdiction, a state or federal court sitting in the State of Delaware (and each appellate court located in the State of Delaware), shall be deemed to be a convenient forum; and

(iv)                                        agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the Court of Chancery of the State of Delaware, or if that court lacks jurisdiction, a state or federal court sitting in the State of Delaware (and each appellate court located in the State of Delaware), any claim by any of the Seller, the Purchaser or the Guarantor that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this IP Agreement or the subject matter of this IP Agreement may not be enforced in or by such court.

6.4                        Enforcement. Each Party acknowledges that the other Party will be irreparably harmed and that there will be no adequate remedy at law for any violation by any Party of any of the covenants or agreements contained in this IP Agreement, including the confidentiality obligations set forth in Section 6.5. It is accordingly agreed that, in addition to any other remedies that may be available upon the breach of any such covenants or agreements, each Party shall have the right to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Party’s covenants and agreements contained in this IP Agreement.

6.5                        Confidentiality. Except as otherwise expressly provided in this IP Agreement or the APA, the obligation and duty of each Party’s (as a “Recipient”) with respect to Confidential Information of the other Party (as a “Disclosing Party”) licensed to the Recipient hereunder shall be limited to (i) Recipient treating such Confidential Information with the same degree of care, but no less than reasonable care as it treats its own like confidential information and (ii) not disclosing such information to third parties without other material confidential information of the Receiving Party. For clarification, Purchaser’s obligation and duty with respect to the sublicenses granted to Purchaser under Section 2.2, the right of Purchaser to sublicense the Licensed Other IP set forth in Section 2.4(a) and the right of Purchaser to assign or transfer the licenses granted to Purchaser under ARTICLE II set forth in Section 2.4(b) shall not be affected by the foregoing.

6.6                        Waiver. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this IP Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this IP Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this IP Agreement. Any extension or waiver by any Party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

6.7                        Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a Party when (a) delivered by hand or by a nationally recognized overnight courier service (costs prepaid) or (b) sent by facsimile with confirmation of transmission by the transmitting equipment, in each case to the following:

if to Seller, to:

Samsung Electronics Co., Ltd. 38th Fl., Samsung Electronics Bldg. 1320-10, Seocho 2-Dong, Seocho-Gu Seoul, Korea 137-857
Facsimile:	+82-2-2255-8399
Attention:	International Legal Department, Office of the General Counsel

with a mandatory copy to (which copy shall not constitute notice):

Paul, Hastings, Janofsky & Walker LLP
1117 S. California Avenue
Palo Alto, California 94304
Facsimile:	+1-650-320-1900
Attention:	Matthew D. Berger

if to Purchaser, to:

Seagate Technology International Ugland House, South Church Street, P.O. Box 309 George Town, Grand Cayman Cayman Islands, British West Indies
Facsimile:	+1-831-439-2547/+1-831-439-2545
Attention:	Kenneth Massaroni Patrick O’Malley III

with a copy to:

Wilson Sonsini Goodrich &Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Facsimile:	+1-650-493-6811
Attention:	Larry W. Sonsini Mark Baudler Selwyn Goldberg

6.8                        Changes to Contact Information. Either Party may change its contact information for notices and other communications hereunder by notice to the other Party.

6.9                        No Third-Party Beneficiaries. This IP Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and such permitted assigns, any legal or equitable rights, remedy or claim hereunder.

6.10                 Amendments. This IP Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Parties hereto. This IP Agreement may not be amended, modified or supplemented except by written agreement of the Parties

6.11                 Entire Agreement.

(a)                             This IP Agreement (which includes the Annexes hereto) and the other Transaction Documents (as defined in the APA) contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and understandings relating to such subject matter.

(b)                             Notwithstanding the forgoing, nothing set forth herein, the APA, or in any Transaction Document, shall limit, amend, or in any way restrict the terms and conditions of the Patent Cross License and any other patent cross license entered into between the Parties prior to the date hereof. Any licenses granted by one Party to the other hereunder shall be independent of, and in addition to any license granted under such prior patent agreements.

6.12                 Severability. If any provision of this IP Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

6.13                 Mutual Drafting. The Parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof.  As a consequence, the Parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this IP Agreement and therefore waive their effects.

6.14                 Counterparts and Signatures.

(a)                             This IP Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterparts.

(b)                             The exchange of copies of this IP Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this IP Agreement as to the parties and may be used in lieu of the original IP Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6.15                 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS IP AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS IP AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this IP Agreement in duplicate on the signature page hereof.

Seller:

SAMSUNG ELECTRONICS CO., LTD.

By:	/s/ Oh-Hyun Kwon

Name:	Oh-Hyun Kwon

Title:	President

Date:	April 19, 2011

[Signature Page to Intellectual Property Agreement]

IN WITNESS WHEREOF, the Parties have executed this IP Agreement in duplicate on the signature page hereof.

Purchaser:

SEAGATE TECHNOLOGY INTERNATIONAL

By:	/s/ Stephen J. Luczo

Name:	Stephen J. Luczo

Title:	President

Date:	April 19 2011

[Signature Page to Intellectual Property Agreement]

SCHEDULE 1

TRANSFERRED TECHNOLOGY	RESTRICTIONS AND LIMITATIONS (IF ANY)
1) [ ]	[ ]

Schedule 1-1

SCHEDULE 2

Form of Patent Assignment

Schedule 2-1

SCHEDULE 3

Sublicensed Third Party Other IP

Schedule 3-1